Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 15, 2021 is by and among Otter Pharmaceuticals, LLC, a Delaware limited liability company (the “New Guarantor”), a subsidiary of Assertio Holdings, Inc. (f/k/a Alligator Zebra Holdings, Inc.), a Delaware corporation (as successor in interest to Zyla Life Sciences (f/k/a Egalet Corporation), the “Issuer”), the Issuer, the existing guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wilmington Savings Fund Society, FSB (as successor to U.S. Bank National Association), as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under such Indenture.

W I T N E S S E T H :

WHEREAS the Issuer and the Existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of January 31, 2019, providing for the issuance of the Issuer’s 13% Senior Secured Notes due 2024 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Section 9.01(v) of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.Agreement to Guarantee. The New Guarantor hereby, jointly and severally, with each Existing Guarantor, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder and to the Trustee and its successors and assigns the Guaranteed Obligations, on the terms and subject to the conditions set forth in Article 10 of the Indenture, and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

5.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.Effect of Headings. The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEW GUARANTOR:

OTTER PHARMACEUTICALS, LLC

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

ISSUER:

ASSERTIO HOLDINGS, INC. (F/K/A
ALLIGATOR ZEBRA HOLDINGS, NC.)

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

EXISTING GUARANTORS:

ZYLA LIFE SCIENCES US INC.

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

EGALET LIMITED

By: /s/ Dan Peisert
Name: Dan Peisert
Title: Director

ASSERTIO THERAPEUTICS, INC. (F/K/A
DEPOMED INC.)

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

ASSERTIO MANAGEMENT, LLC (F/K/A A-

TO-Z MANAGEMENT, LLC)

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

ASSERTIO DISTRIBUTION, LLC (F/K/A A-
TO-Z DISTRIBUTION, LLC)

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

ALLIGATOR IP, LLC

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

DEPO NF SUB, LLC

By: /s/ Dan Peisert
Name: Dan Peisert
Title: President and CEO

WILMINGTON SAVINGS FUND SOCIETY,
FSB, as Trustee

By: /s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President

WILMINGTON SAVINGS FUND SOCIETY,
FSB, as Collateral Agent

By: /s/ Raye Goldsborough
Name: Raye Goldsborough
Title: Vice President